                                             Service Plan and Agreement

                                                       Between

                                          Oppenheimer Multi Cap Value Fund

                                                         and

                                         OppenheimerFunds Distributor, Inc.

                                                 For Class A Shares

Service  Plan and  Agreement  dated the __ day of  _____________,  2002,  by and between
Oppenheimer  Multi Cap Value Fund (the "Fund") and  OppenheimerFunds  Distributor,  Inc.
(the "Distributor").

1.     The Plan.  This Plan is the Fund's  written  service  plan for its Class A Shares
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described in the Fund's  registration  statement as of the date this Plan takes  effect, contemplated  by and to  comply  with  Rule 2830 of the  Conduct  Rules of the  National
Association  of  Securities  Dealers,  Inc.,  with  which the Fund has agreed to comply.
Pursuant  to this Plan the Fund will  reimburse  the  Distributor  for a portion  of its costs  incurred  in  connection  with  the  personal  service  and  the  maintenance  of shareholder  accounts  ("Accounts") that hold Class A Shares (the "Shares") of the Fund.
The Fund may be  deemed to be acting as  distributor  of  securities  of which it is the issuer,  according to the terms of this Plan. The  Distributor  is authorized  under the
Plan to pay  "Recipients," as hereinafter  defined,  for rendering  services and for the maintenance  of  Accounts.  Such  Recipients  are  intended  to have  certain  rights as third-party beneficiaries under this Plan.

2.     Definitions.  As used in this Plan, the following  terms shall have the following
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meanings:

       (a)    "Recipient"  shall  mean  any  broker,  dealer,  bank or  other  financial institution  which:  (i) has rendered  services in connection with the personal  service and  maintenance  of  Accounts;  (ii) shall  furnish the  Distributor  (on behalf of the
Fund) with such information as the Distributor  shall reasonably  request to answer such questions  as may arise  concerning  such  service;  and (iii) has been  selected by the
Distributor  to  receive  payments  under the Plan.  Notwithstanding  the  foregoing,  a majority  of the  Fund's  Board  of  Trustees  (the  "Board")  who are  not  "interested persons" (as defined in the Investment Company Act of 1940,  referred to in this plan as the "1940 Act") and who have no direct or indirect  financial  interest in the operation of this Plan or in any  agreements  relating to this Plan (the  "Independent  Trustees")
may remove any broker,  dealer,  bank or other  institution  as a  Recipient,  whereupon such entity's rights as a third party beneficiary hereof shall terminate.

       (b)    "Qualified  Holdings"  shall mean, as to any  Recipient,  all Shares owned beneficially  or of record  by:  (i) such  Recipient,  or (ii) such  customers,  clients and/or  accounts as to which such Recipient is a fiduciary or custodian or  co-fiduciary or co-custodian (collectively,  the "Customers"),  but in no event shall any such Shares be deemed  owned by more than one  Recipient  for  purposes  of this Plan.  In the event that two entities  would  otherwise  qualify as  Recipients  as to the same Shares,  the
Recipient  which is the  dealer of  record  on the  Fund's  books  shall be  deemed  the
Recipient as to such Shares for purposes of this Plan.

3.     Payments.
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       (a)    Under the Plan,  the Fund will make  payments to the  Distributor,  within forty-five  (45) days of the end of each calendar  quarter,  in the amount of the lesser of:  (i) 0.25% on an annual  basis of the  average  during the  calendar  quarter of the aggregate  net asset value of the Shares  computed as of the close of each business day, or (ii) the  Distributor's  actual  expenses under the Plan for that quarter of the type approved by the Board.  The Distributor  will use such fee received from the Fund in its entirety to reimburse  itself for payments to Recipients and for its other  expenditures and costs of the type  approved by the Board  incurred in  connection  with the personal service  and  maintenance  of  Accounts  including,  but not  limited  to, the  services described in the  following  paragraph.  The  Distributor  may make Plan payments to any
"affiliated  person" (as defined in the 1940 Act) of the  Distributor if such affiliated person qualifies as a Recipient.

              The  services  to  be  rendered  by  the  Distributor  and  Recipients  in connection with the personal  service and the  maintenance of Accounts may include,  but
shall  not  be  limited  to,  the  following:   answering  routine  inquiries  from  the
Recipient's  customers  concerning the Fund,  providing such customers with  information on their  investment  in shares,  assisting  in the  establishment  and  maintenance  of accounts or sub-accounts in the Fund,  making the Fund's  investment  plans and dividend payment options  available,  and providing such other  information and customer  liaison services and the  maintenance of Accounts as the  Distributor or the Fund may reasonably request.  It may be presumed  that a Recipient  has  provided  services  qualifying  for compensation  under the Plan if it has  Qualified  Holdings  of Shares to  entitle it to payments  under the Plan. In the event that either the  Distributor  or the Board should have  reason to  believe  that,  notwithstanding  the  level of  Qualified  Holdings,  a
Recipient  may not be  rendering  appropriate  services,  then the  Distributor,  at the request of the Board,  shall require the Recipient to provide a written  report or other information  to verify that said  Recipient  is providing  appropriate  services in this regard.  If the Distributor  still is not satisfied,  it may take  appropriate  steps to terminate  the  Recipient's  status  as such  under the Plan,  whereupon  such  entity's rights as a third-party beneficiary hereunder shall terminate.

              Payments  received  by the  Distributor  from the Fund under the Plan will not be used to pay any interest  expense,  carrying charge or other financial  costs, or allocation of overhead of the  Distributor,  or for any other purpose other than for the payments  described  in this  Section 3. The  amount  payable  to the  Distributor  each
quarter  will  be  reduced  to  the  extent  that   reimbursement   payments   otherwise
permissible  under the Plan have not been  authorized  by the Board of Trustees for that quarter.  Any unreimbursed  expenses incurred for any quarter by the Distributor may not be recovered in later periods.

       (b)    The  Distributor  shall make payments to any Recipient  quarterly,  within forty-five  (45)  days of the end of each  calendar  quarter,  at a rate  not to  exceed
0.25% on an annual  basis of the average  during the calendar  quarter of the  aggregate net  asset  value  of the  Shares  computed  as of the  close  of each  business  day of
Qualified  Holdings  (excluding  Shares  acquired  in  reorganizations  with  investment companies for which  OppenheimerFunds,  Inc. or an affiliate acts as investment  adviser and which have not adopted a distribution  plan at the time of  reorganization  with the
Fund).  However,  no such  payments  shall be made to any Recipient for any such quarter in which its  Qualified  Holdings  do not equal or exceed,  at the end of such  quarter, the minimum amount ("Minimum Qualified  Holdings"),  if any, to be set from time to time by a majority of the Independent  Trustees.  A majority of the Independent  Trustees may at any time or from time to time  increase or decrease  and  thereafter  adjust the rate of fees to be paid to the  Distributor or to any  Recipient,  but not to exceed the rate set forth above, and/or increase or decrease the number of shares  constituting  Minimum
Qualified  Holdings.  The  Distributor  shall  notify  all  Recipients  of  the  Minimum
Qualified  Holdings and the rate of payments  hereunder  applicable to  Recipients,  and shall  provide each such  Recipient  with written  notice  within thirty (30) days after any  change  in these  provisions.  Inclusion  of such  provisions  or a change  in such provisions in a revised current prospectus shall be sufficient notice.

       (c)    Under   the   Plan,   payments   may  be  made  to   Recipients:   (i)  by
OppenheimerFunds,  Inc.  ("OFI")  from its own  resources  (which  may  include  profits derived  from the advisory fee it receives  from the Fund),  or (ii) by the  Distributor
(a subsidiary of OFI), from its own resources.

4.     Selection  and  Nomination  of  Trustees.  While  this  Plan  is in  effect,  the
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selection or  replacement  of  Independent  Trustees and the nomination of those persons to be  Trustees  of the  Fund who are not  "interested  persons"  of the  Fund  shall be committed to the discretion of the  Independent  Trustees.  Nothing herein shall prevent the  Independent  Trustees from  soliciting  the views or the  involvement  of others in such  selection  or  nomination  if  the  final  decision  on  any  such  selection  and nomination is approved by a majority of the incumbent Independent Trustees.

5.     Reports.  While this Plan is in effect,  the  Treasurer of the Fund shall provide
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at least  quarterly a written  report to the Fund's Board for its review,  detailing the amount of all payments  made  pursuant to this Plan,  the  identity of the  Recipient of each such payment,  and the purposes for which the payments were made.  The report shall state  whether all  provisions of Section 3 of this Plan have been  complied  with.  The
Distributor  shall  annually  certify  to the  Board the  amount  of its total  expenses incurred that year with respect to the personal  service and  maintenance of Accounts in conjunction with the Board's annual review of the continuation of the Plan.

6.     Related  Agreements.  Any agreement  related to this Plan shall be in writing and
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shall provide that:  (i) such agreement may be terminated at any time,  without  payment of any penalty,  by vote of a majority of the  Independent  Trustees or by a vote of the holders of a "majority"  (as defined in the 1940 Act) of the Fund's  outstanding  Shares of the  Class,  on not more than  sixty days  written  notice to any other  party to the agreement;  (ii)  such  agreement  shall  automatically  terminate  in the  event of its
"assignment"  (as defined in the 1940 Act);  (iii) it shall go into effect when approved by a vote of the Board and its  Independent  Trustees cast in person at a meeting called for the purpose of voting on such  agreement;  and (iv) it shall,  unless  terminated as herein  provided,  continue in effect from year to year only so long as such continuance is  specifically  approved at least annually by the Board and its  Independent  Trustees cast in person at a meeting called for the purpose of voting on such continuance.

7.     Effectiveness,  Continuation,  Termination  and  Amendment.  This  Plan  has been
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approved by a vote of the  Independent  Trustees  cast in person at a meeting  called on
October  21,  2002  for the  purpose  of  voting  on this  Plan.  Unless  terminated  as hereinafter  provided,  it shall  continue  in  effect  until  renewed  by the  Board in accordance  with  the  Rule  and  thereafter  from  year  to year  or as the  Board  may otherwise  determine but only so long as such  continuance is  specifically  approved at least annually by a vote of the Board and its  Independent  Trustees cast in person at a meeting  called  for the  purpose  of  voting  on such  continuance.  This  Plan  may be terminated  at any time by vote of a  majority  of the  Independent  Trustees  or by the vote of the  holders  of a  "majority"  (as  defined  in the  1940  Act)  of the  Fund's outstanding  Class A  voting  securities.  This  Plan  may not be  amended  to  increase materially  the  amount  of  payments  to be  made  without  approval  of  the  Class  A
Shareholders,  in the  manner  described  above,  and all  material  amendments  must be approved by a vote of the Board and of the Independent Trustees.

8.     Shareholder and Trustee  Liability  Disclaimer.  The Distributor  understands and
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agrees  that the  obligations  of the Fund  under  this  Plan are not  binding  upon any shareholder  or  Trustee  of the Fund  personally,  but  only  the  Fund and the  Fund's property.  The  Distributor  represents  that it has  notice  of the  provisions  of the
Declaration  of  Trust of the Fund  disclaiming  Trustee  and  shareholder  and  Trustee liability for acts or obligations of the Fund.

                                            Oppenheimer Multi Cap Value Fund

                                            By:
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                                                     Robert G. Zack
                                                     Secretary

                                            OppenheimerFunds Distributor, Inc.

                                            By:
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                                                     Katherine P. Feld
                                                     Vice President